EXHIBIT 99.5


                      THIS IS NOT A LETTER OF TRANSMITTAL
                      -----------------------------------



                         NOTICE OF GUARANTEED DELIVERY


                                for deposit of
                  Class A non-voting shares or common shares
                                      of


                             SCHNEIDER CORPORATION


                    pursuant to the Offers to Purchase and
                       Offering Circular dated - , 1998
                                      of


                           SMITHFIELD CANADA LIMITED


                          a wholly-owned subsidiary of


                             SMITHFIELD FOODS, INC.

 EACH OF THE OFFERS WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (LOCAL TIME AT THE PLACE OF DEPOSIT) ON o, 1998 (the "Expiry Time"), UNLESS EXTENDED OR WITHDRAWN.

       This Notice of Guaranteed Delivery (this "Notice") must be used by holders of Class A non-voting shares ("Class A Shares") or common shares ("Common Shares" and, together with the Class A Shares, the "Schneider Shares") of Schneider Corporation ("Schneider") who wish to deposit their Schneider Shares under the offer to purchase Class A Shares (the "Class A Offer") or the offer to purchase Common Shares (the "Common Share Offer" and, together with the Class A Offer, the "Offers"), respectively, set out in the Offers to Purchase and the accompanying Offering Circular (collectively, together with the annexes to the Offering Circular, the "Offers and Circular") of Smithfield Canada Limited ("Smithfield Canada") dated o, 1998, only if certificates representing the Schneider Shares are not immediately available or time will not permit all required documents to reach CIBC Mellon Trust Company (the "Depositary") at or before the Expiry Time.


     This Notice may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary at its principal office in Toronto indicated below and must be received by the Depositary at or before the Expiry Time. This Notice must include a guarantee by a Canadian chartered bank, a trust company in Canada, a commercial bank or trust company having an office or correspondent in Toronto, Ontario or a firm that is a member of a recognized stock exchange in Canada, the Investment Dealers Association of Canada, a national securities exchange in the United States of America or the National Association of Securities Dealers, Inc. (each, an "Eligible Institution"). See Section 6 of the Offers to Purchase.


     This Notice is not to be used to guarantee signatures. If a signature on a Letter of Acceptance and Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Acceptance and Transmittal.

     The terms, conditions and definitions used in the Offers and Circular are hereby incorporated into and form an integral part of this Notice.


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

  DELIVERY OF THIS NOTICE TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

--------------------------------------------------------------------------------
TO:      Smithfield Canada Limited

AND TO:  Schneider Corporation
AND TO:  CIBC Mellon Trust Company


     The undersigned hereby (i) acknowledges receipt of the Offers and Circular, which are hereby incorporated by reference into this Notice, (ii) deposits to SMITHFIELD CANADA LIMITED, upon the terms and subject to the conditions set forth in the Offers and Circular and the Letter of Acceptance and Transmittal, the Schneider Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 6 of the Offers to Purchase and (iii) hereby grants and is deemed to grant, on behalf of the undersigned and on behalf of each present and future holder or beneficial owner of the Exchangeable Shares issuable in consideration for the securities deposited hereby, an irrevocable power of attorney (coupled with an interest) to each of Smithfield Canada and Smithfield Foods, Inc. for the limited purpose of executing, on behalf of the undersigned and each present or future registered holder or beneficial owner of such Exchangeable Shares, the Voting, Support and Exchange Trust Agreement made between Smithfield Foods, Smithfield Canada and CIBC Mellon Trust Company, as trustee, in accordance with the Virginia Stock Corporation Act, including section 670 thereof.



 Class and
 Number of   Certificate No(s).
   Shares      (if available)    Name(s) and Address(es) of Holder(s) (please print)
----------- -------------------  ---------------------------------------------------







                  TOTAL SHARES


Area Code and Telephone Number during Business Hours:  (  )


Dated:   ------------------- , 1998


Signature(s): ------------------------------

              ------------------------------

              ------------------------------

              ------------------------------

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

                                   GUARANTEE


     The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary of the certificates representing the Schneider Shares deposited hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Acceptance and Transmittal (or a manually signed facsimile thereof) covering such Schneider Shares with any required signature guarantees and any other required documents, to the principal office of the Depositary in Toronto indicated above, all at or before 5:00 p.m. (Toronto time) on the third business day after the Expiry Time.



Name of Firm: ____________________            _________________________________
                                              Authorized Signature



Address: _________________________            Name:____________________________
                                                      Please Print

__________________________________            Title: ___________________________


_________________________________            Date:_____________________________
Area Code and Tel. No.:  (  )






                       The Depositary for the Offers is:



                           CIBC MELLON TRUST COMPANY


                             For Delivery by Mail:


                                 P. O. Box 1036
                        Adelaide Street Postal Station
                               Toronto, Ontario
                                    M5C 2K4
                          Attention: Special Projects


                        For Delivery by Hand or Courier:
                              Up to and including
                                  May 1, 1998:


                             393 University Avenue
                                  Lower Level
                               Toronto, Ontario
                                    M5G 2M7

                           On and after May 4, 1998:

                                 199 Bay Street
                              Commerce Court West
                                Securities Level
                                Toronto, Ontario
                                    M5L 1G9
                           Attention: Courier Window

                                For Information:

                           In Toronto: (416) 643-5500
                           Toll Free: 1-800-387-0825

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